EXHIBIT 99.2

RIDENOW GROUP AND AFFILIATES
COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2019 AND 2018

RIDENOW GROUP AND AFFILIATES
TABLE OF CONTENTS
YEARS ENDED DECEMBER 31, 2019 AND 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	1
COMBINED FINANCIAL STATEMENTS
COMBINED BALANCE SHEETS	2
COMBINED STATEMENTS OF INCOME	3
COMBINED STATEMENTS OF OWNERS’ EQUITY	4
COMBINED STATEMENTS OF CASH FLOWS	5
NOTES TO COMBINED FINANCIAL STATEMENTS	6

Report of Independent Registered Public Accounting Firm

To the Boards of Directors and Management of
RideNow Group and Affiliates
Chandler, Arizona

Opinion on the Financial Statements
We have audited the accompanying combined balance sheets of RideNow Group and Affiliates (the "Company") as of December 31, 2019 and 2018, and the related combined statements of income, changes in owners’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements. In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of their operations and cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion
These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Dixon Hughes Goodman LLP

We have served as the Company’s auditor since 2020.

Atlanta, Georgia
February 12, 2021

RIDENOW GROUP AND AFFILIATES
COMBINED BALANCE SHEETS
YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$4,980,718	$6,706,049
Contracts in transit	10,554,704	11,292,831
Accounts receivable, net	9,851,225	9,418,221
Accounts receivable – related parties	34,211,546	21,925,321
Inventories, net	216,990,595	197,172,879
Prepaid expenses	1,775,528	1,625,724
Total current assets	278,364,316	248,141,025

Right-of-use assets	59,845,283	51,270,811
Property and equipment, net of accumulated depreciation	23,099,316	24,097,898
Goodwill	54,988,384	51,088,384
Note receivable – related party	1,184,043	1,364,579
Other non-current assets	732,250	134,160
Total Assets	$418,213,592	$376,096,857

LIABILITIES AND OWNERS’ EQUITY

Current liabilities
Floor plan notes payable	$162,975,930	$149,859,103
Accounts payable	12,565,588	12,925,641
Payables to related parties	19,080,916	19,466,490
Accrued and other current liabilities	19,021,643	17,888,864
Revolving line of credit	18,000,000	-
Current portion of operating lease liabilities	14,693,192	13,981,772
Current portion of financing lease liabilities	3,163,199	3,109,558
Current portion of notes payable – related parties	6,569,584	1,816,681
Current portion of note payable – bank	2,285,714	2,285,714
Current portion of note payable – other	209,456	151,290
Total current liabilities	258,565,222	221,485,113

Long-term liabilities
Long-term portion of operating lease liabilities	47,244,420	39,728,645
Long-term portion of financing lease liabilities	13,464,666	14,084,331
Notes payable – related parties	7,499,949	15,927,795
Notes payable – bank, less current portion	5,714,286	8,000,000
Notes payable – other, less current portion	1,142,441	1,351,897
Other long-term liabilities	6,820,000	5,956,000
Total liabilities	340,450,984	306,533,781

Owners’ equity	77,762,608	69,563,076

Total liabilities and owners’ equity	$418,213,592	$376,096,857

See accompanying Notes to Combined Financial Statements.

RIDENOW GROUP AND AFFILIATES
COMBINED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
Revenue
New vehicles	$397,717,879	$389,346,760
Used vehicles	132,805,032	113,616,255
Service, parts and others	151,849,099	146,211,431
Finance and insurance, net	53,868,710	50,180,259
Total revenue	736,240,720	699,354,705

Cost of Sales
New vehicles	355,214,641	344,534,573
Used vehicles	116,104,217	100,863,191
Service, parts and others	83,372,418	81,383,081
Total cost of sales	554,691,276	526,780,845

Gross profit	181,549,444	172,573,860

Selling, general and administrative expenses	137,201,905	128,929,516

Depreciation and amortization expenses	3,752,922	3,868,513

Operating income	40,594,617	39,775,831

Other Income (Expense)
Floor plan interest expense	(5,528,416)	(4,147,134)
Interest expense – other	(4,551,687)	(4,416,800)
Interest income	986,756	721,953
Management fee expense	-	(672,256)
Miscellaneous income	1,215,627	440,687
Total other income (expense)	(7,877,720)	(8,073,550)

Net income	$32,716,897	$31,702,281

See accompanying Notes to Combined Financial Statements.

RIDENOW GROUP AND AFFILIATES
COMBINED STATEMENTS OF OWNERS' EQUITY
YEARS ENDED DECEMBER 31, 2019 AND 2018

Owners’ Equity
Balance at December 31, 2017	$39,878,779

Contributions	2,640,541

Distributions	(4,658,525)

Net income	31,702,281

Balance at December 31, 2018	69,563,076

Contributions	15,052,445

Distributions	(39,569,810)

Net income	32,716,897

Balance at December 31, 2019	$77,762,608

See accompanying Notes to Combined Financial Statements.

RIDENOW GROUP AND AFFILIATES
COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$32,716,897	$31,702,281
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of property and equipment	47,486	158,699
Depreciation and amortization	3,752,922	3,868,513
Provision for allowance for doubtful accounts	(141,900)	301,255
(Increase) decrease in assets, net of effects from business combinations:
Contracts in transit	738,127	(2,374,176)
Accounts receivable	(291,104)	(2,607,288)
Accounts receivable – related parties	(12,286,225)	315,164
Inventories	(17,189,741)	(39,218,736)
Prepaid expenses	(497,131)	726,301
Other assets	(495,390)	206,735
Increase (decrease) in liabilities, net of effects from business combinations:
Vehicle floor plan payable – trade, net	(5,894,357)	2,644,842
Accounts payable	118,372	(14,487,749)
Accrued liabilities	1,119,304	(1,406,882)
Net cash provided by operating activities	1,697,260	(20,171,041)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,774,476)	(1,972,391)
Proceeds from sale of property and equipment	239,189	72,175
Purchase of net assets through business combination	(4,638,218)	(5,366,161)
Net cash used in investing activities	(7,173,505)	(7,266,377)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of notes receivables	(437,480)	(1,364,579)
Payments received on notes receivables	618,016	98,683
Proceeds from borrowings from related party	2,375,820	7,722,636
Payments of borrowings from related party	(6,050,762)	(950,481)
Net proceeds from vehicle Floor Plan payable - non-trade	16,765,713	32,147,050
Proceeds from revolving line of credit	65,000,000	20,446,288
Payments of revolving line of credit	(47,000,000)	(26,446,288)
Payments of borrowings from bank	(2,437,004)	(2,431,002)
Payments of finance lease liabilities	(566,024)	(442,790)
Contributions from owners	15,052,445	2,640,541
Distributions to owners	(39,569,810)	(4,658,525)
Net cash (used in) provided by financing activities	3,750,914	26,761,533

DECREASE IN CASH AND CASH EQUIVALENTS	(1,725,331)	(675,885)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	6,706,049	7,381,934

CASH AND CASH EQUIVALENTS AT END OF YEAR	$4,980,718	$6,706,049

See accompanying Notes to Combined Financial Statements.

RIDENOW GROUP AND AFFILIATES
COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
Supplemental Disclosure of Cash Flow Information
Cash paid for Interest	$10,102,590	$8,456,398
Non-cash activities
Non-cash issuance of noncontrolling interest	$125,000	$1,304,859
Non-cash purchase of noncontrolling interest and release of related party note receivable	$634,552	$
None-cash equity contributions	$613,964	$

See accompanying Notes to Combined Financial Statements.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

NOTE 1
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

RideNow Group and Affiliates, a non-legal entity, (“RideNow”) is a collection of franchised dealerships operating in the power-sports industry. The Group is engaged in the sale of new and used motorcycles, all-terrain vehicles, personal watercraft, other power-sports vehicles, and related products and services, including repair and maintenance services, parts and accessories, riding gear, and apparel. As of December 31, 2019, RideNow owned and operated more than 45 retail dealerships in the United States, predominately in the Sunbelt region. The core brands sold by RideNow are Harley-Davidson, Honda, Yamaha, Kawasaki, Suzuki, Bombardier, Polaris, BMW, Ducati and Triumph, which are sold through dealer agreements.

Basis of Presentation

The Combined Financial Statements include the accounts of the following affiliated companies: CMG Powersports Inc., America's Powersports, Inc., Woods Fun Center, LLC, San Diego House of Motorcycles, LLC, APS of Oklahoma, LLC, APS of Georgetown, LLC, APS of Ohio, LLC, APS of Texas, LLC, C&W Motors, Inc., BJ Motorsports, LLC, Coyote Motorsports - Allen, LTD, Coyote Motorsports - Garland, LTD, East Valley Motorcycles, LLC, Glendale Motorcycles, LLC, JJB Properties, LLC, Metro Motorcycle, Inc., RideNow Carolina, LLC, RideNow, LLC, Ride USA, LLC, Top Cat Enterprises, LLC, Tucson Motorcycle, Inc., Tucson Motorsports, Inc., YSA Motorsports, LLC, RN Tri-Cities, LLC, ECHD Motorcycles, LLC, IOT Motorcycles, LLC, RideNow 6 Garland, LLC, RideNow Gainesville, LLC, RNKC, LLC, RNMC Daytona, LLC, TC Motorcycles, LLC, Ride Now 5 Allen, LLC, RHND Ocala, LLC and Bayou Motorcycles, LLC.

These combined financial statements were prepared on a combined basis using the accrual method of accounting. All transactions and accounts between and among the combined entities have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. In preparing these financial statements, management has made its best estimates and judgments of certain amounts included in the financial statements. RideNow bases its estimates and judgments on historical experience and other assumptions that management believes are reasonable. However, application of these accounting policies involves the exercise of judgment and use of assumptions as to future uncertainties and, as a result, actual results could differ materially from these estimates. RideNow periodically evaluates estimates and assumptions used in the preparation of the financial statements and make changes on a prospective basis when adjustments are necessary. The critical accounting estimates made in the accompanying Combined Financial Statements include certain assumptions related to goodwill and other intangible assets. Other significant accounting estimates include certain assumptions related to long-lived assets, assets held for sale, accruals for chargebacks against revenue recognized from the sale of finance and insurance products, certain legal proceedings, and estimated tax liabilities. Actual results could differ from those estimates.

Cash and Cash Equivalents

RideNow considers all highly liquid investments with a maturity of three months or less as of the date of purchase to be cash equivalents unless the investments are legally or contractually restricted for more than three months. Under RideNow’s cash management system, outstanding checks that are in excess of the cash balances at certain banks are included in Accounts Payable in the Combined Balance Sheets and changes in these amounts are reflected in operating cash flows in the accompanying Combined Statements of Cash Flows.

Inventories

Inventories, consisting of new units, are stated at the lower of cost or net realizable value on a specific identification basis. Parts and accessories inventories are stated at the weighted average cost. Used units and other inventories are stated at the lower of cost or wholesale net realizable values on a specific identification basis, as determined by management.

Credit Risk

Financial instruments which potentially subject RideNow to concentrations of credit risk consist principally of cash in financial institutions that, at times, may exceed FDIC insurance limits. At various times during the year, the cash in bank balances exceed the federally insured limits. Management believes there are no unusual risks associated with current depository institutions.

Credit risk with respect to accounts receivable is limited due to the large number of customers comprising RideNow’s customer base. RideNow performs ongoing credit evaluations of its customer’s financial condition and generally requires no collateral from its customers.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

Contracts in Transit

Contracts in transit are proceeds to be received on sales contracts from financing institutions.

Accounts Receivable

Accounts receivable are uncollateralized obligations for major units, parts, service, and warranty work. Accounts receivable are stated at the invoice amount. Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the earliest unpaid invoice.

Factory receivables which are included in accounts receivable represent amounts due primarily from manufacturer holdbacks, rebates, co-op advertising, warranty, and supplier returns.

RideNow provides an allowance for doubtful accounts equal to estimated uncollectible amounts. RideNow’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that RideNow’s estimate of the allowance for doubtful accounts will change. Bad debt expense is included as a component of general and administrative expenses in the Combined Statements of Income.

Property and Equipment

Property and equipment are recorded at cost and depreciated over the lesser of their estimated useful lives or lease term, ranging from 3 to 20 years, using the straight-line method. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts, and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges that do not increase the useful lives of the assets are charged to operations as incurred.

Goodwill and Other Intangible Assets, net

RideNow acquisitions have resulted in the recording of goodwill and other intangible assets. Goodwill is an asset representing operational synergies, franchise rights and future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Other intangible assets represent non-compete agreements entered into with sellers from acquired businesses.

RideNow does not amortize goodwill. Goodwill is tested for impairment annually or more frequently when events or changes in circumstances indicate that impairment may have occurred. RideNow elected to perform a quantitative goodwill impairment test for its reporting units as of December 31, 2019 and 2018, and no goodwill impairment charges resulted from the testing.

Other intangible assets identified include non-compete agreements which are intangible assets with definite lives and are carried at the acquired fair values less accumulated amortization. The non-compete agreements are amortized over the estimate useful lives.

Impairment of Long-Lived Assets

RideNow reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount, or the fair value less costs to sell.

Revenue Recognition

Revenues consist of the sales of new and used recreational vehicles, commissions from related finance and insurance products, sales of parts and services, and sale of other products. See Note 3 for a summary of the significant accounting policies related to revenue recognition.

Advertising

Advertising costs are expensed during the year in which they are incurred. Advertising expense for the years ended December 31, 2019 and 2018 was approximately $7,198,000 and $5,331,000, respectively.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

Income Taxes

RideNow and its affiliates’ taxable income or loss is included in the tax returns of its shareholders. Therefore, no provision for income taxes is recorded in these Combined Financial Statements. RideNow has evaluated its tax positions and determined it has no uncertain tax positions as of December 31, 2019.

Sales and Excise Tax

RideNow collects certain taxes from customers and remits to governmental authorities. RideNow’s accounting policy is to exclude the taxes collected and remitted to the governmental authorities from revenues and costs of sales.

Government Regulations

All of RideNow’s facilities are subject to federal, state, and local regulations relating to the discharge of materials into the environment. Compliance with these provisions has not had, nor does it expect such compliance to have, any material effect on the capital expenditures, net income, financial condition, or competitive position of RideNow. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

Recently Adopted Accounting Pronouncements
From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) under its Accounting Standards Codification (“ASC”) or other standard setting bodies.

Revenue from Contracts with Customers

RideNow adopted ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU, collectively referred to as Accounting Standards Codification (ASC) Topic 606, which (i) creates a single framework for recognizing revenue from contracts with customers that fall within its scope. RideNow’s goods and services that fall within the scope of Topic 606 are recognized as revenue when promised goods or services are transferred to customers in amounts that reflect the consideration to which RideNow expects to be entitled in exchange for those goods or services.

RideNow adopted the accounting standard effective January 1, 2018, using the modified retrospective approach applied only to contracts not completed as of the date of adoption, with no restatement of comparative periods.

Accounting for Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued an accounting standard update (ASC Topic 842) that amends the accounting guidance on leases. The new standard establishes a right-of-use (ROU) model that requires a lessee to record an ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The FASB also subsequently issued amendments to the standard, including providing an additional and optional transition method to adopt the new standard, described below, as well as certain practical expedients related to land easements and lessor accounting.

The accounting standard update originally required the use of a modified retrospective approach reflecting the application of the standard to the leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements with the option to elect certain practical expedients. A subsequent amendment to the standard provides an additional and optional transition method that allows entities to initially apply the new leases standard at the adoption date and recognize a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. RideNow adopted this accounting standard effective January 1, 2018, using the optional transition method with no restatement of comparative periods. Therefore, the comparative information has not been adjusted and continues to be reported under ASC Topic 840.

RideNow elected certain practical expedients available under the transition guidance within the new standard, which among other things, allowed it to carry forward the historical lease classification of RideNow’s existing leases. RideNow did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter not being applicable to us. Consequently, on adoption, RideNow recognized additional operating liabilities of $78,565,477 and ROU assets of $70,650,372 at December 31, 2019 and additional operating liabilities of $70,904,306 and ROU assets of $63,246,809 at December 31, 2018, respectively. The new standard also provides practical expedients for an entity’s ongoing accounting. RideNow elected the short-term lease recognition exemption for all leases that qualify. As a result, for those leases that qualify, RideNow will not recognize ROU assets or lease liabilities, and RideNow did not recognize ROU asset or lease liabilities for existing short-term leases of those assets in transition. RideNow also elected the practical expedient to not separate lease and non-lease components of leases for the majority of RideNow classes of underlying assets.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

NOTE 2
BUSINESS ACQUISITION

During 2019, RideNow acquired the assets and assumed certain liabilities of Crystal Motorcycle Ocala LLC, in order to further expand operations in the Florida market. During 2018, RideNow acquired the assets and assumed certain liabilities of Cycle Mart LP, Deen Implement Co, and Moving Forward Arizona LLC in order to further expand operations in Texas and Arizona markets.

All acquisitions were accounted for as business combinations under the acquisition method of accounting. The results of operations of the acquired stores are included in the Combined Financial Statements from the date of acquisition.

The following tables summarize the consideration paid in cash for the acquisitions and the amount of identified assets acquired and liabilities assumed as of the acquisition date:

	2019	2018
Cash paid, net of cash acquired	$4,638,218	$5,366,161

Assets acquired and liabilities assumed for the year ended December 31,

	2019	2018
Cash	$-	$1,500
Inventories	2,627,975	4,916,161
Property and equipment	266,539	350,000
Other assets	102,700	10,000
Floor plan notes payables	(2,245,471)	(2,773,985)
Other liabilities	(13,525)	(253,515)
	738,218	2,250,161
Goodwill	3,900,000	3,116,000
	$4,638,218	$5,366,161

For the years ended 2019 and 2018, the total cash paid at closing amounted to $4,638,218 and $5,366,161, net assets acquired amounted to $738,218 and $2,250,161 and goodwill recognized amounted to $3,900,000 and $3,116,000 respectively.

NOTE 3
REVENUE FROM CONTRACTS WITH CUSTOMERS

New and Used Recreational Vehicles

RideNow sells new and used recreational vehicles. The transaction price for a recreational vehicle sale is determined with the customer at the time of sale. Customers often trade in their own recreational vehicle to apply toward the purchase of a retail new or used recreational vehicle. The “trade-in” recreational vehicle is a type of noncash consideration measured at fair value, based on external and internal market data for a specific recreational vehicle, and applied as payment of the contract price for the purchased recreational vehicle.

When RideNow sells a new or used recreational vehicle, transfer of control typically occurs at a point in time upon delivery of the vehicle to the customer, which is generally at the time of sale, as the customer is able to direct the use of, and obtain substantially all benefits from the recreational vehicle at such time. RideNow does not directly finance its customer’s purchases or provide leasing. In many cases, RideNow arranges third-party financing for the retail sale or lease of recreational vehicles to customers in exchange for a fee paid to RideNow by a third-party financial institution.

RideNow receives payment directly from the customer at the time of sale or from a third-party financial institution (referred to as contracts-in-transit) within a short period of time following the sale. RideNow establishes provisions, which are not significant, for estimated returns and warranties on the basis of both historical information and current trends.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

Parts and Service

RideNow sells parts and vehicle services related to customer-paid repairs and maintenance, repairs and maintenance under manufacturer warranties and extended service contracts, and collision-related repairs. RideNow also sells parts through wholesale and retail counter channels.

Each repair and maintenance service is a single performance obligation that includes both the parts and labor associated with the vehicle service. Payment for each vehicle service work is typically due upon completion of the service, which is generally completed within a short period from contract inception. The transaction price for repair and maintenance services is based on the parts used, the number of labor hours applied, and standardized hourly labor rates. The performance obligation for repair and maintenance service are satisfied over time and create an asset with no alternative use and with an enforceable right to payment for performance completed to date. Revenue is recognized over time based on a direct measurement of labor hours, parts and accessories that are allocated to open service and repair orders at the end of each reporting period.

As a practical expedient, the time value of money is not considered since repair and maintenance service contracts have a duration of one year or less. The transaction price for wholesale and retail counter parts sales is determined at the time of sale based on the quantity and price of each product purchased. Payment is typically due at time of sale, or within a short period following the sale. RideNow establishes provisions, which are not significant, for estimated parts returns based on historical information and current trends. Delivery method of wholesale and retail counter parts vary.

RideNow generally considers control of wholesale and retail counter parts to transfer when the products are shipped, which typically occurs the same day as or within a few days of sale. RideNow also offers customer loyalty points for parts and services for select franchises. RideNow satisfies its performance obligations and recognizes revenue when the loyalty points are redeemed. Amounts deferred related to the customer loyalty programs are insignificant.

Finance and Insurance

RideNow sells and receives commissions on the following types of finance and insurance products: extended service contracts, maintenance programs, guaranteed auto protection, tire and wheel protection, and theft protection products, among others. RideNow offers products that are sold and administered by independent third parties, including the vehicle manufacturers’ captive finance subsidiaries.

Pursuant to the arrangements with these third-party providers, RideNow sells the products on a commission basis. For the majority of finance and insurance product sales, RideNow’s performance obligation is to arrange for the provision of goods and services by another party. RideNow’s performance obligation is satisfied when this arrangement is made, which is when the finance and insurance product is delivered to the end customer, generally at the time of the vehicle sale. As agent, RideNow recognizes revenue in the amount of any fee or commission to which it expects to be entitled, which is the net amount of consideration that it retains after paying the third-party provider the consideration received in exchange for the goods or services to be fulfilled by that party.

RideNow’s customers are concentrated in the Sunbelt region. There are no significant judgements or estimates required in determining the satisfaction of the performance obligations or the transaction price allocated to the performance obligations. As revenues are recognized at a point-in-time, costs to obtain the customer (i.e. commissions) do not require capitalization.

Disaggregation of Revenue

The significant majority of RideNow’s revenue is from contracts with customers. In the following tables, revenue is disaggregated by major lines of goods and services and timing of transfer of goods and services. We have determined that these categories depict how the nature, amount, timing, and uncertainty of our revenue and cash flows are affected by economic factors.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

Revenues from contracts with customers consists of the following:

	For the Year Ended December 31,
	2019	2018
Revenue:
New vehicle	$397,717,879	$389,346,760
Used vehicle	132,805,032	113,616,255
New and used vehicle	530,522,911	502,963,015

Service, parts and others	151,849,099	146,211,431
Finance and insurance, net	53,868,710	50,180,259
Total revenue	$736,240,720	$699,354,705

Timing of revenue recognition:
Goods and services transferred at a point in time	$641,370,068	$616,238,008
Goods and services transferred over time (1)	94,870,652	83,116,697
Total revenue	$736,240,720	$699,354,705

(1)
Represents revenue recognized during the period for vehicle repair and maintenance services.

Adoption of ASU 2014-09 Revenue from Contracts with Customers and all subsequent amendments to the ASU, collectively referred to as Accounting Standards Codification (ASC) Topic 606 resulted in a cumulative adjustment to retained earnings of approximately $737,000.

NOTE 4
ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following as of December 31:

	2019	2018
Trade receivables	$2,830,500	$2,859,304
Factory receivables	6,827,863	6,106,437
Other receivables	803,832	1,205,350
Total accounts receivables	10,462,195	10,171,091
Less: Allowance for doubtful accounts	(610,970)	(752,870)
Accounts receivables, net	$9,851,225	$9,418,221

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

NOTE 5
INVENTORIES AND VEHICLE FLOOR PLAN PAYABLES

Inventories consisted of the following as of December 31 are as follows:

	2019	2018
New vehicles	$166,901,387	$145,904,475
Used vehicles	26,634,590	29,678,143
Parts, accessories and other	23,454,618	21,590,261
Total cost	$216,990,595	$197,172,879

The components of vehicle floorplan payables at December 31 are as follows:

	2019	2018
Vehicle Floor Plan payable - trade	$39,087,146	$43,568,452
Vehicle Floor Plan payable – non-trade	123,888,784	106,290,651
Vehicle Floor Plan payable	$162,975,930	$149,859,103

Vehicle floorplan payable-trade reflects amounts borrowed to finance the purchase of specific new and, to a lesser extent, used vehicle inventories with the corresponding manufacturers’ captive finance subsidiaries (“trade lenders”). Vehicle floorplan payable-non-trade represents amounts borrowed to finance the purchase of specific new and, to a lesser extent, used vehicle inventories with non-trade lenders, as well as amounts borrowed under RideNow’s secured used vehicle floorplan facilities. Changes in vehicle floorplan payable-trade are reported as operating cash flows and changes in vehicle floorplan payable-non-trade are reported as financing cash flows in the accompanying Combined Statements of Cash Flows.

RideNow’s inventory costs are generally reduced by manufacturer holdbacks, incentives, floorplan assistance, and non-reimbursement-based manufacturer advertising rebates, while the related vehicle floorplan payables are reflective of the gross cost of the vehicle. The vehicle floorplan payables, as shown in the above table, will generally also be higher than the inventory cost due to the timing of the sale of a vehicle and payment of the related liability. Vehicle floorplan facilities are due on demand, but in the case of new vehicle inventories, are generally paid within several business days after the related vehicles are sold. Vehicle floorplan facilities are primarily collateralized by vehicle inventories and related receivables.

NOTE 6
PROPERTY AND EQUIPMENT, NET

The following table summarizes property and equipment, net of accumulated depreciation and amortization as of December 31:

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

	2019	2018
Equipment	$5,084,165	$4,587,416
Furniture and fixtures	18,422,739	16,958,571
Buildings	13,146,907	13,146,907
Vehicles	4,190,082	2,615,332
Leasehold improvements	9,907,006	9,683,537
Construction in progress	102,831	9,966
Total property and equipment	50,853,730	47,001,729
Less: Accumulated depreciation	(27,754,414)	(22,903,831)
Property and equipment, net	$23,099,316	$24,097,898

Depreciation and amortization expense for the years ended December 31, 2019 and 2018 was approximately $3,753,000 and $3,869,000, respectively.

NOTE 7
GOODWILL AND INTANGIBLE ASSETS, NET

RideNow’s acquisitions have resulted in the recording of goodwill and other intangible assets. Goodwill is an asset representing operational synergies, franchise rights and future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. Other intangible assets represent non-compete agreements entered into with sellers from the acquired businesses and are not significant to the combined financial statements.

The changes in goodwill for the years ended December 31, 2019 and 2018 are as follows:

Goodwill
Balance at December 31, 2017	$47,972,384
Acquisitions	3,116,000
Impairments	-
Balance at December 31, 2018	51,088,384
Acquisitions	3,900,000
Impairments	-
Balance at December 31, 2019	$54,988,384

NOTE 8
LINE OF CREDIT

RideNow has a $19,000,000 revolving line of credit established at a bank. RideNow participates in the line of credit with certain affiliates. Interest is payable monthly at the lesser of the prime rate (4.75% and 5.50% at December 31, 2019 and 2018, respectively) or LIBOR plus 2.75% (4.98% and 5.27% at December 31, 2019 and 2018, respectively). The line of credit is secured by substantially all of the assets of the participating affiliates. The line of credit has been amended and renewed multiple times under similar terms since its inception and has a maturity date of January 15, 2021. The outstanding balance on the line of credit was $18,000,000 and $-0- at December 31, 2019 and 2018, respectively.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

NOTE 9
LONG-TERM NOTES PAYABLE

Notes payable – related parties

The following consists of the notes payable to related parties as of December 31:

	2019	2018
Various unsecured notes payable to Steele IV, LLLP, a related party through common ownership; monthly principal payments range from $10,000 to $20,000; interest accruing at rates ranging from LIBOR + 1.3% to LIBOR + 2.0%	$5,744,265	$4,656,196
Various unsecured notes payable to RideNow Management, LLLP, a related party through common ownership; monthly principal payments ranging from $10,000 to $25,000; interest accruing at rates ranging from LIBOR + 0.6% to LIBOR + 1.3%.	3,277,639	8,542,709
Various unsecured notes payable to Denex, LLLP, a related party through common ownership; monthly principal payments ranging from $10,000 to $15,000 interest accruing at rates ranging from LIBOR + 0.5% to LIBOR + 1.3%.	5,047,629	4,045,571
Unsecured note payable to WRC 2009, LLC, a related party through common ownership; no formal repayment terms; repaid during 2019.	-	500,000
Total	14,069,533	17,744,476
Less: Current maturities	(6,569,584)	(1,816,681)
Long-term maturities due to related party	$7,499,949	$15,927,795

The future maturities of long-term note payables to related parties as of December 31, 2019:

2020	$6,569,584
2021	5,130,281
2022	1,030,166
2023	750,000
2024	500,139
Thereafter	89,363
Total maturities of long-term notes payable – related parties	$14,069,533

Note payable – bank

The following consist of a note payable to a bank as of December 31:

	2019	2018
Northern Trust Bank term loan agreement that requires monthly principal payments of approximately $190,500 and accrues interest at the one-month LIBOR plus 2.0%. This loan is guaranteed by the owners of CMG Powersports, Inc. and matures July 1, 2021.	$8,000,000	$10,285,714
Less: Current maturities	(2,285,714)	(2,285,714)
Long-term maturities of note payables - bank	$5,714,286	$8,000,000

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

The future maturities of long-term note payables to a bank as of December 31, 2019:

2020	2,285,714
2021	5,714,286
Total of long-term notes payable - other	$8,000,000

Note payable – other

The following consist of a note payable to others as of December 31:

	2019	2018
Unsecured note payable to P&D Motorcycles in the original amount of $1,724,000 with an interest rate of 4% and note payable matures on July 1, 2022	1,351,897	1,503,187
Less: Current maturities	(209,456)	(151,290)
Long-term maturities of note payables - bank	$1,142,441	$1,351,897

The future maturities of long-term note payables to other as of December 31, 2019:

2020	209,456
2021	209,456
2022	932,985
Total maturities of long-term notes payable – other	$1,351,897

NOTE 10
LEASES

General description

The significant majority of leases that RideNow enters into are for real estate. RideNow leases numerous facilities relating to RideNow’s operations, including primarily for vehicle showrooms, display lots, service facilities, collision repair centers, supply facilities, vehicle storage lots, parking lots, offices, and RideNow’s corporate headquarters. Leases for real property have terms ranging from one to twenty-five years. RideNow also leases various types of equipment, including security cameras, diagnostic equipment, copiers, key-cutting machines, and postage machines, among others. Equipment leases generally have terms ranging from one to five years.

RideNow’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. RideNow does not have any significant leases that have not yet commenced but that create significant rights and obligations for us. RideNow has elected the practical expedient under ASC Topic 842 to not separate lease and non-lease components for the following classes of underlying assets: real estate, office equipment, service loaner vehicles, and marketing-related assets (e.g., billboards).

RideNow’s real estate and equipment leases often require that RideNow pay maintenance in addition to rent. Additionally, RideNow’s real estate leases generally require payment of real estate taxes and insurance. Maintenance, real estate taxes, and insurance payments are generally variable and based on actual costs incurred by the lessor. Therefore, these amounts are not included in the consideration of the contract when determining the right-of-use (“ROU”) asset and lease liability, but are reflected as variable lease expenses for those classes of underlying assets for which RideNow has elected the practical expedient to not separate lease and non-lease components.

Leases with an initial term of 12 months or less are not recorded on the balance sheet; RideNow recognizes lease expense for these leases on a straight-line basis over the lease term. RideNow rents or subleases certain real estate to third parties, which are primarily operating leases.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

Variable lease payments

A majority of RideNow’s lease agreements include fixed rental payments. Certain of RideNow’s lease agreements include fixed rental payments that are adjusted periodically for changes in the Consumer Price Index (“CPI”). Payments based on a change in an index or a rate are not considered in the determination of lease payments for purposes of measuring the related lease liability. While lease liabilities are not remeasured as a result of changes to the CPI, changes to the CPI are treated as variable lease payments and recognized in the period in which the obligation for those payments are incurred.

Options to extend or terminate leases

Most of RideNow’s real estate leases include one or more options to renew, with renewal terms that can extend the lease term from one to five years or more. The exercise of lease renewal options is at RideNow’s sole discretion. If it is reasonably certain that RideNow will exercise such options, the periods covered by such options are included in the lease term and are recognized as part of RideNow’s ROU assets and lease liabilities. Certain leases also include options to purchase the leased property. The depreciable life of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

Discount rate

For the incremental borrowing rate, RideNow generally uses a portfolio approach to determine the discount rate for leases with similar characteristics. RideNow determines discount rates based on current market prices of instruments similar to RideNow’s unsecured borrowings with maturities that align with the relevant lease term, and such rates are then adjusted for RideNow’s credit spread and the effects of full collateralization.

Balance Sheet Presentation

Leases	Classification	2019	2018
Assets:
Operating	Operating lease assets	$59,845,283	$51,270,811
Finance	Property and Equipment, net	10,805,089	11,975,998
Total right-of-use assets		$70,650,372	$63,246,809

Liabilities
Current
Operating	Current portion of operating lease liabilities	$14,693,192	$13,981,772
Finance	Current portion of finance lease liabilities	3,163,199	3,109,558

Non-Current
Operating	Long-term portion of operating lease liabilities	47,244,420	39,728,645
Financing	Long-term portion of finance lease liabilities	13,464,666	14,084,331
Total lease liabilities		$78,565,477	$70,904,306

The following consist of lease related assets and liabilities as of December 31:

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

Lease Term and Discount Rate

The following consists of the lease terms and discount rates as of December 31:

	2019	2018
Weighted Average Lease Term - Operating Leases	5.9 years	6.2 years
Weighted Average Lease Term - Finance Leases	9.6 years	10.6 years
Weighted Average Discount Rate - Operating Leases	3.0%	3.0%
Weighted Average Discount Rate - Finance Leases	18.1%	18.0%

Lease Costs

The following table provides certain information related to the lease costs for finance and operating leases for the years ended December 31:

Lease Cost	Classification	2019	2018
Operating lease costs	Selling, general and administrative expenses	$14,995,468	$14,214,823

Finance lease costs:
Amortization of ROU assets	Depreciation and Amortization	1,170,909	1,170,909
Interest on lease liabilities	Floor plan interest and other interest expense	2,810,138	2,884,300

*Variable lease costs	Selling, general and administrative expenses	1,067,513	992,325
		$20,044,028	$19,262,357
*Variable Lease Cost includes the following:
- Short term lease costs, which are immaterial.
- Sales tax, CAM charges, and CPI adjustments.

Supplemental Cash Flow Information

The following table presents supplemental cash flow information for leases for the year ended December 31:

	2019	2018
Cash paid for amounts included in the measurements of lease liabilities:
Operating cash flows from operating leases	$15,342,746	$14,263,316
Operating cash flows from finance leases	$2,810,138	$2,884,300
Financing cash flows from finance leases	$566,024	$442,000
Right-of-use assets obtained in exchange for new:
Operating lease liabilities	$22,482,942	$8,693,628
Finance lease liabilities	$-	$
Non-cash reduction in right-of-use assets and lease liabilities from modification to operating leases:	$-	$1,389,244

RideNow leases facilities under operating leases expiring through January 2029. The leases require varying monthly payments ranging from $3,900 to $79,000.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

Future minimum payments under these commitments as of December 31, 2019 are as follows:

	Operating Leases	Finance Leases
Year Ending December 31,
2020	$14,895,237	$3,433,494
2021	12,318,028	3,478,480
2022	10,393,952	3,515,681
2023	8,995,510	3,568,272
2024	7,520,534	3,615,480
Thereafter	13,737,397	16,598,014
Total lease payments	67,860,658	34,209,421
Less: Interest	(5,923,046)	(17,581,556)
Present value of lease liabilities	$61,937,612	$16,627,865

Current portion of lease liabilities	$15,033,457	$3,163,199
Long-term portion of lease liabilities	46,904,155	13,464,666
	$61,937,612	$16,627,865

Lease expense charged to operations was approximately $14,995,468 and $14,214,823 for the years ended December 31, 2019 and 2018, respectively.

Future minimum lease payments under these commitments, as presented above, scheduled in connection with a related party are as follows:

Maturity of Related Party Lease Liabilities	2019
2020	$11,867,990
2021	10,287,195
2022	9,091,299
2023	8,368,594
2024	7,807,116
Thereafter	24,568,658
Total lease payments	71,990,852
Less: Interest	(20,026,506)
Present value of lease liabilities	$51,964,346

Maturity of Related Party Lease Liabilities	2018
2019	$11,073,441
2020	8,971,832
2021	7,348,560
2022	6,004,200
2023	5,150,024
Thereafter	27,109,038
Total lease payments	65,657,095
Less: Interest	(21,772,318)
Present value of lease liabilities	$43,884,777

Lease expense charged to operations in connection with a related party was approximately $8,715,266 and $8,598,685 for the years ended December 31, 2019 and 2018, respectively.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

NOTE 11
RELATED PARTY TRANSACTIONS

Cash Sweep Account Payables/Receivables

RideNow is a participant in a Cash Sweep Account arrangement with a bank and its affiliates. The Cash Sweep Account combines the cash balances of all the participating affiliates and invests excess cash on a daily basis. Interest is paid to each participant based on the average cash balance in the Cash Sweep account over the course of the year. Any participant that develops an overdraft cash balance is charged interest. For the years ended December 31, 2019 and 2018, the Cash Sweep Account was earning interest at 3.11% and 2.89%, respectively, and for overdraft balances, the interest charged was 3.50% and 3.75%, respectively.

Cash Sweep Accounts:	2019	2018
Related party receivable	$28,555,340	$21,297,800
Related party payable	(14,087,220)	(18,728,170)
Net Cash Sweep Account Balance	$14,468,120	$2,569,630

Shared Services

RideNow receives administrative support from RideNow Management, LLLP and Coulter Management Group, LLLP, which are related parties due to common ownership. Total administrative services received from these entities and charged to operations were $450,454 and $221,648, for the years ending December 31, 2019 and 2018, respectively.

NOTE 12
SUPPLEMENTAL CASH FLOW INFORMATION

The following table includes supplemental cash flow information, including noncash investing and financing activity for the years ended December 31,

	2019	2018
Cash paid for interest	$10,102,590	$8,456,398
Non-cash activities:
Non-cash issuance of noncontrolling interest	$125,000	$1,304,859
Non-cash purchase of noncontrolling interest and release of related party note receivable	$634,552	-
Non-cash equity contributions	$613,964	-

NOTE 13
RETIREMENT PLAN

RideNow maintains a 401(k) plan (the Plan) covering substantially all employees who are over the age of 21 and meet specified service requirements. Participants may voluntarily contribute to the Plan, not to exceed the maximum limits imposed by the Internal Revenue Service regulations. Contributions to the Plan are made by the participants to their individual accounts through payroll withholding. Additionally, RideNow provides a matching contribution of 25% up to the first 6% of participants’ annual earnings with a maximum of $2,000 annually. RideNow’s contribution to the Plan was approximately $613,270 and $1,093,730 for the years ended December 31, 2019 and 2018, respectively.

NOTE 14
CONTINGENCIES

From time to time, RideNow is contingently liable in respect to lawsuits and claims incidental to the ordinary course of its operations. Management has determined that the outcome of any such matters will not have a material effect on the Combined Financial Statements. No provision has been made in the accompanying Combined Financial Statements for losses, if any, that might result from the ultimate outcome of such matters.

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

NOTE 15
BUSINESS AND CREDIT CONCENTRATIONS

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash on deposit with financial institutions. At times, amounts invested with financial institutions exceed Federal Deposit Insurance Corporation insurance limits. Concentrations of credit risk with respect to receivables are limited primarily to receivables from automobile manufacturers or distributors which RideNow holds franchises, totaling approximately $6,828,000 and $6,106,000 at December 31, 2019 and 2018, respectively.

RideNow is subject to a concentration of risk in the event of financial distress or other adverse events related to any of the manufacturers whose franchised dealerships are included in RideNow’s brand portfolio. RideNow purchases new vehicle inventory from various powersports manufacturers at the prevailing prices available to all franchised dealerships. In addition, RideNow finances a substantial portion of its new vehicle inventory with manufacturer-affiliated finance companies. RideNow’s results of operations could be adversely affected by the manufacturers’ inability to supply RideNow dealerships with an adequate supply of new vehicle inventory and related floor plan financing. RideNow also has concentrations of risk related to the geographic markets in which RideNow dealerships operate. Changes in overall economic, retail powersports or regulatory environments in one or more of these markets could adversely impact the results of RideNow’s operations.

Concentrations of credit risk with respect to non-manufacturer trade receivables are limited due to the wide variety of customers and markets in which RideNow’s products are sold as well as their dispersion across many different geographic areas in the United States. Consequently, at December 31, 2019, RideNow does not consider itself to have any significant non-manufacturer concentrations of credit risk.

NOTE 16
FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of judgment, and therefore cannot be determined with precision.

Accounting standards define fair value as the price that would be received from selling an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Accounting standards establish a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value and also establishes the following three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities

Level 2
Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or model-derived valuations or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

The following methods and assumptions were used by us in estimating fair value disclosures for financial instruments:

●
Cash and cash equivalents, receivables, other current assets, vehicle floorplan payable, accounts payable, other current liabilities, and variable rate debt: The amounts reported in the accompanying Combined Balance Sheets approximate fair value due to their short-term nature or the existence of variable interest rates that approximate prevailing market rates.

●
Fixed rate long-term debt: RideNow’s fixed rate long-term debt consists primarily of amounts outstanding under its senior unsecured notes. The amounts reported in the accompanying Combined Balance Sheets approximate fair value due to its senior unsecured notes using quoted prices for the identical liability (Level 1.)

Nonfinancial assets such as goodwill, other intangible assets, and long-lived assets held and used are measured at fair value when there is an indicator of impairment and recorded at fair value only when impairment is recognized or for a business combination. The fair values less costs to sell of long-lived assets or disposal groups held for sale are assessed each reporting period they remain classified as held for sale. Subsequent changes in the held for sale long-lived asset’s or disposal group’s fair value less cost to sell (increase or decrease) are reported as an adjustment to its carrying amount, except that the adjusted carrying amount cannot exceed the carrying amount of the long-lived asset or disposal group at the time it was initially classified as held for sale.

NOTE 17
SEGMENT INFORMATION

As of December 31, 2019 and 2018, RideNow had two operating segments: (1) Harley-Davidson motor sports dealerships and (2) Metric motor sports dealerships (representing all Non-Harley-Davidson motor sports dealerships). RideNow’s Harley-Davidson dealership segment is comprised of retail franchises that sell new and used motorcycles and related accessories, riding gear and apparel, replacement parts, equipment repair and maintenance services, and also arrange for the delivery of finance and insurance products through third party providers. RideNow’s Metric dealerships segment is comprised of retail franchises that sell new and used motorcycles (non-Harley-Davidson) and other motor sports equipment, including all-terrain vehicles, utility terrain vehicles, boats, personal watercraft, snowmobiles and scooters from manufacturers such as Honda, Yamaha, Kawasaki, Suzuki, Bombardier, Polaris, BMW, Ducati and Triumph. Additionally, dealerships in RideNow’s Metric segment sell related products and services, including repair and maintenance services and also arrange for the delivery of finance and insurance products through third party providers.

RideNow has determined that the operating segments also represent the reportable segments. The reportable segments identified above are the business activities of RideNow for which discrete financial information is available and for which operating results are regularly reviewed by the chief operating decision maker to assess operating performance and allocate resources. RideNow’s chief operating decision maker is comprised of its two owners, who are also RideNow’s (1) Chairman of the Board and (2) Chief Executive Officer.

The following tables provide reportable segment revenues, gross profit, floorplan interest expense, segment income and inventories:

	2019
	Harley Davidson Dealerships	Metric Dealerships	Total Segments
Revenue	$220,621,113	$515,619,607	$736,240,720

Gross Profit	$60,788,862	$120,760,582	$181,549,444
Gross profit %	27.6%	23.4%	24.7%

Floor Plan interest expense	$1,017,392	$4,511,024	$5,528,416
Segment income%	0.5%	0.9%	0.8%

Segment income (1)	$11,623,250	$23,223,398	$34,846,648
Segment income %	5.3%	4.5%	4.7%

Inventories	$53,477,090	$163,513,505	$216,990,595

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

	2018
	Harley Davidson Dealerships	Metric Dealerships	Total Segments
Revenue	$223,649,734	$475,704,971	$699,354,705

Gross Profit	$61,595,526	$110,978,334	$172,573,860
Gross profit %	27.5%	23.3%	24.7%

Floor Plan interest expense	$1,068,945	$3,078,189	$4,147,134
Segment income%	0.5%	0.6%	0.6%

Segment income (1)	$14,110,515	$21,557,144	$35,667,659
Segment income %	6.3%	4.5%	5.1%

Inventories	$40,449,979	$156,722,900	$197,172,879

(1)
Segment income represents income for each reportable segment and is defined as income from operations less floorplan interest expense, which is the measure by which management allocates resources to its segments.

The following is a reconciliation of the total of the reportable segments’ segment income to the combined net income:

	2019	2018
Reportable segment income	$34,846,648	$35,667,659
Corporate operating income/expense	219,553	(38,962)
Other interest expense	(4,551,687)	(4,416,800)
Interest income	986,756	721,953
Management fee expense		(672,256)
Miscellaneous income	1,215,627	440,687
Combined net income	$32,716,897	$31,702,281

The following tables provide revenues by products and services:

	2019
	Harley Davidson Dealerships	Metric Dealerships	Combined
New vehicles	$79,738,881	$317,978,998	$397,717,879
Used vehicles	68,871,728	63,933,304	132,805,032
Service, parts and other	57,515,708	94,333,391	151,849,099
Finance and insurance income	14,494,796	39,373,914	53,868,710
	$220,621,113	$515,619,607	$736,240,720

	2018
	Harley Davidson Dealerships	Metric Dealerships	Combined
New vehicles	$91,490,058	$297,856,702	$389,346,760
Used vehicles	60,363,476	53,252,779	113,616,255
Service, parts and other	57,234,843	88,976,588	146,211,431
Finance and insurance income	14,561,357	35,618,902	50,180,259
	$223,649,734	$475,704,971	$699,354,705

RIDENOW GROUP AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2019 AND 2018

NOTE 18
SUBSEQUENT EVENTS

Business Combinations

On May 4, 2020, RideNow closed on a business acquisition with Daytona Fun Machines, Inc., a Florida dealership, for a cash payment of $1,306,617 pursuant to an asset purchase agreement subject to adjustments for working capital and escrow provisions. Daytona Fun Machines, Inc. sells and services motorcycles, powersports and marine products manufactured by American Honda Motor Company, Yamaha Motor Corporation, Kawasaki Motors Corp. and Bombardier Recreational Products Inc. The acquisition qualified as a business combination and was accounted for using the acquisition method of accounting. As of the settlement date, RideNow recognized assets of $2,923,017, liabilities assumed of $1,854,535 and goodwill of $238,135. As of November 30, 2020, the acquired business had recognized gross revenues of $7,625,884, costs and operating expenses of $6,920,052 and net income of $705,832.

On May 5, 2020, RideNow closed on a business acquisition with Volusia Motorsports, Inc., a Florida dealership, for a cash payment of $ 448,225 pursuant to an asset purchase agreement subject to adjustments for working capital and escrow provisions. Volusia Motorsports, Inc. sells and services Polaris, Slingshot, KTM and Star EV motorcycles/scooters, all-terrain vehicles, utility vehicles and golf carts manufactured and distributed by Polaris Industries Inc., KTM North American, Inc and JH Global Services, Inc. The acquisition qualified as a business combination and will be accounted for using the acquisition method of accounting. As of the settlement date, RideNow recognized assets of $1,278,502, liabilities assumed of $944,557 and goodwill of $114,280. As of November 30, 2020, the acquired business had recognized gross revenues of $1,976,911, costs and operating expenses of $1,998,037 and a net loss of $21,126. In September 2020, the Company was merged into Daytona Fun machines, Inc.

Coronavirus Pandemic (COVID-19)

Subsequent to year-end, the World Health Organization declared the spread of Coronavirus Disease (COVID-19) a worldwide pandemic. The COVID-19 pandemic is having significant effects on global markets, supply chains, businesses, and communities. Specific to RideNow, COVID-19 may impact various parts of its 2020 operations and financial results. Management believes RideNow is taking appropriate actions to mitigate the negative impact. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated at December 31, 2019.

Paycheck Protection Program

In March 2020, tax legislation was passed in the United States of America, which created the Paycheck Protection Program (PPP). As part of the PPP, RideNow received combined loans of approximately $18,731,000, which can be used to cover certain allowable expenses of RideNow. The PPP contains provisions that allow for the full or partial forgiveness of the loans if certain requirements are met. Loan amounts that are not forgiven accrue interest at 1% per annum and are generally due within two years.